UNITED STATES

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ACORN ENERGY, INC.

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3903 Centerville Road, Wilmington, Delaware 19807

Phone: (302) 656-1707 Fax: (302) 656-1703

Dear Fellow Acorn Shareholder:

The original “milestones,” you may recall, were markers that the ancient Romans built along the Appian Way for travelers to judge how far they’d progressed. So much is happening at Acorn these days that it seems like we pass a new milestone every week.

We already have many achievements behind us. Last year, for the first time, we surpassed $100 million in market cap after selling our CoaLogix subsidiary. We then instituted our first dividend. We achieved business development goals for our other three businesses. Earlier this year the Russell 2000 included us in their index for the first time.

Even more exciting than the milestones behind us are the ones ahead of us. On May 10, 2012, US Seismic Systems CEO Jim Andersen testified before the United States Congress. He told the House Science, Space, and Technology Subcommittee on Energy and Environment that USSI has developed revolutionary fiber optic sensing technology that can have a large potential impact on unconventional oil and gas production.

“Large potential impact” sounds good but probably understates the case made in popular magazines like The Economist. In fact, US Seismic has positioned itself to help transform an energy sector that is already experiencing historic change.

We stand at the cusp of an energy revolution. Directional drilling and hydrofracturing (fracking) technology have already begun to usher in a new era, dropping natural gas prices to historic lows, with cost implications that positively impact every sector of the economy: electricity, transportation, chemicals and agriculture, to name a few.

But cost only tells part of the story. In coming decades, places that now produce relatively little energy may produce much more, to the point where some net importers of energy will even become net exporters. In the United States alone, these newly harvestable reserves may usher in a hundred years of energy independence, with major impacts on our economy and on geopolitics. We are already seeing “hockey stick” growth in the use of natural gas quickly displacing coal for electricity production.

It’s a potential revolution in the making, but every revolution must overcome certain challenges to succeed. In the case of fracking, those challenges are largely environmental. It has been alleged that improper fracking may contaminate ground water, and that it can also cause earthquakes. Yet both of these problems can be mitigated, and even eliminated, by 100% seismic monitoring during the fracking process. The International Energy Agency (IEA) recently published their Golden Rules for the Golden Age of Gas. Rule #2 is “Watch where you drill” with a special emphasis on seismic monitoring.

In short, better pictures of underground oil and gas reservoirs lead to better targets and yields for the directional drillers and minimize the environmental impact, satisfying both the profit needs of drilling companies and those regulators looking out for society at large.

Why can’t the current suppliers satisfy this new huge emerging opportunity for seismic tools? All innovation in seismic to date has been around the processing of data. There has been virtually no innovation in the sensor technology in over fifty years. Our investment in US Seismic is funding a fundamental change in the domain of the sensor technology from copper and electronics to ultra-high sensitivity (UHS) fiber optics. US Seismic promises to reduce the cost of the sensors to a small fraction of the current offerings while dramatically improving the quality of the images of the subsurface. The impact of this innovation promises to be as fundamental for the petroleum industry as the change in our nation’s telecom infrastructure from copper and electronics to fiber optics twenty-five years ago. We would not have an internet today if there had not been a domain change. In so doing, we have proceeded deliberately to satisfy the demands of the multi-billion dollar seismic services industry, moving through six proof-of-concept field trials that have to date generated five initial commercial orders.

USSI shipped its first commercial product at the end of June. It is the world’s first commercial optical borehole array. We anticipate a successful customer deployment and to receive follow-on orders beginning next year. If this were a horse race, we’d still be in the stall, but the gate is open and we’re the first one out.

Other highlights from the first half of 2012:

We acquired OmniMetrix, the leading brand of remote monitoring services for back-up generators in February. I hope you are not one of the tens of millions of Americans who experienced an electrical outage this year. You may be surprised to learn that ten percent of all standby generators without monitors fail when they’re needed most. Studies show that these failures are usually not attributable to manufacturing defects, but occur because of issues related to consumables and other preventative failures (such as a dead battery or lack of fuel).  OmniMetrix delivers peace of mind to generator owners by remotely monitoring all potential failure points and making certain the unit works when called upon. This is incredibly important for owners of critical infrastructure like data centers, cell phone towers, nursing homes and air traffic control towers to name just a few. After thirteen years of hard work, OmniMetrix founder, Harold Jarrett and his hand-picked CEO, Deena Redding, accomplished what many entrepreneurs attempt but few accomplish; they created a category creating brand and a small but very profitable business. To grow the business from their 2,400 generator connections to a meaningful portion of the two million installed units they needed a partner that shared their vision and had the ability to provide expansion capital. We are grateful they chose Acorn and that they have both stayed to run the business. Together we have innovated the business model to a pure subscription model. We have decided to sacrifice near term revenue and profits for the chance to expand on our early lead in creating this new category of power reliability. We are investing to recruit a sales team and to build the infrastructure to support the expected growth. So far we are very impressed. As of today we have 4,200 connections and we hope to achieve 7,500 connections by the end of 2012 and 50,000 units on generators across America by the end of 2014.

Our largest and most profitable business, DSIT landed the largest underwater energy terminal monitoring deal in the world last December. This contract is being implemented now and should result in great revenue growth in 2012. We won a $900,000 grant from the Israel-United States Binational Industrial Research and Development Foundation for collaboration between DSIT and USSI on the first active and passive sonar system for harbor security in the world. As this is an outright grant, it is non-dilutive to shareholders, however if these products generate revenue as we expect, we will pay it back as a royalty.

Finally, our GridSense subsidiaries have continued to gain major traction in the marketplace this year expanding our customer pilot programs from just a handful to over twenty around the globe. We expect that many of these paid pilot projects will result is substantial commercial rollouts in 2013. Customers are also finding new applications for the product, giving them “buy-in” and opening unanticipated potential revenue streams such as the use of the TransformerIQTM by Baltimore Gas & Electric for voltage control as described in this article in the July 2012 issue of Transmission and Distribution World.

Understanding the time it takes to build these businesses and the pace of customer adoption is critical for your ability to profit from your investment in Acorn Energy. I believe investing in energy technology is about the transfer of wealth from the impatient to the patient. It is critical to understand not only that we are developing industry changing technology but also the time that it takes for our technology to encounter the market, be changed by the market and to ultimately be integrated into other value creating systems of our customers. Most small companies and many investors focus too much on the innovation of technology and not enough on the time it takes for a technology to diffuse into the market. Satisfying the market is of course where shareholder value is realized. Bill Gates is famous for saying, “We always overestimate the change that will occur in the next two years and underestimate the change that will happen in the next ten.” I hope it is clear why I am so excited about our future and what challenges and opportunities remain ahead of us.

In sum, we remain firm in our conviction that the energy sector is transforming not only itself but our whole economy. Please read the fantastic Brian Arthur article in the McKinsey Quarterly on the Second Economy which describes the rise of the digital energy industry we are leading. Services like OmniMetrix’s and GridSense’s monitors and DSIT’s sonar systems make energy more reliable and secure. Fiber optic arrays, when used in conjunction with directional drilling, enhanced oil recovery technologies and hydrofracking will have an enormous, outsized impact on the world’s business, resulting in an era of increased energy independence for some and prosperity for all.

Your company has positioned itself not merely to have a front-row seat at that transformation, but to lead it. Thank you for putting your faith in us. Please join us for our annual meeting at The University Club at One West 54th Street in Manhattan, beginning with lunch at noon, on September 11th 2012. Jacket and tie required.

Sincerely,

John A. Moore

Chairman, President & CEO

July 25, 2012

P.S. If you are reading this letter in printed format, please visit our website, www.acornenergy.com, for an electronic copy of this letter that will allow access to the articles hyperlinked above.

ACORN ENERGY

COMPANY DIRECTORY

HEADQUARTERS

ACORN ENERGY

3903 Centerville Road
Wilmington, DE 19807
302-656-1707
www.acornenergy.com

DIRECTORS & OFFICERS

John A. Moore
Director, President, CEO and Chairman of the Board
jmoore@acornenergy.com

George Morgenstern
Director, Founder and Chairman Emeritus of the Board

Richard Rimer
Vice Chairman of the Board

Christopher E. Clouser
Director

Richard J. Giacco
Director

Joe Musanti
Director

Samuel M. Zentman
Director

Michael Barth
Chief Financial Officer

Heather K. Mallard
Vice President, General Counsel and Secretary

F. Kent Leacock
Vice President of External Affairs

Walter Czarnecki
Vice President, Business Development

COMPANIES

DSIT

DSIT Solutions Ltd.
2 Rechavam Zeevi Street
Givat Shmuel, 54017 Israel
www.dsit.co.il
Benny Sela
President and CEO

GRIDSENSE

GridSense Inc.
2568 Industrial Blvd, Suite 100
West Sacramento, CA 95691
www.gridsense.com
Lindon Shiao
President and CEO

USSI
US SEISMIC SYSTEMS INC

US Seismic Systems Inc.
9601 Variel Avenue
Chatsworth, CA 91311
www.us-si.com
Jim Andersen
President and CEO

OMNIMETRIX
GLOBAL MONITORING + CONTROL

OmniMetrix, LLC
5225 Belle Wood Court
Buford, GA 30518
www.omnimetrix.net
Deena Redding
President and CEO

INVESTOR RELATIONS

For additional information regarding Acorn Energy, Inc. please contact:

Rod O'Connor
Cameron Associates
rod@cameronassoc.com

INDEPENDENT AUDITOR

Friedman LLP
Certified Public Accountants
100 Eagle Rock Avenue
East Hanover, NJ 07936
www.friedmanllp.com

LEGAL COUNSEL

Eilenberg & Krause LLP
11 East 44th Street, 19th Floor
New York, NY 10017
www.eeklaw.com

REGISTRAR & TRANSFER AGENT

American Stock Transfer & Trust Co., LLC
59 Maiden Lane
New York, NY 10038
www.amstock.com

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 11, 2012

ACORN ENERGY, INC.

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 16, 2012
Date: September 11, 2012 **Time:** 1:00 PM EDT
Location: The University Club
One West 54th Street
New York, NY 10019

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0000147977_2 R1.00.11699

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 John A. Moore 02 Christopher E. Clouser 03 Richard J. Giacco 04 Mannie L. Jackson 05 Joe Musanti
06 Richard Rimer 07 Samuel M. Zentman

The Board of Directors recommends you vote FOR the following proposal(s):

2 Ratification of the selection of Friedman LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

3 Advisory vote approving the compensation of the Company's named executive officers.

4 Approval of an amendment to the Company's 2006 Stock Incentive Plan to increase the number of available shares.

5 Approval of an amendment to the Company's 2006 Stock Option Plan for Non-Employee Directors to increase the number of available shares.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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